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                                                             EXHIBIT 10.11 (f)


                                FIFTH AMENDMENT

                                       OF

                                     LEASE

        THIS AGREEMENT is made as of this 7th day of May, 1996, between REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA, a Pennsylvania nonprofit corporation having its principal office in the City of Pittsburgh, Allegheny County, Pennsylvania (hereinafter called the "Lessor"), and FORE SYSTEMS, INCORPORATED, a Delaware corporation (hereinafter called the "Lessee").

        WHEREAS, the parties hereto previously entered into a lease dated July 22, 1993, and amendments of lease dated January 10, 1994, March 31, 1994,
May 1, 1994 and June 10, 1995 (hereinafter collectively called the "Lease"), covering Suites "A", "B", "I", and "F" (hereinafter collectively called the "Premises") as shown on Exhibit "A" attached hereto in the office building known as Thorn Hill Place (hereinafter called the "Building") located at 174 Thorn Hill Road in Marshall Township, Allegheny County, Pennsylvania; and

        WHEREAS, the term of the Lease will expire on March 31, 1997 unless otherwise extended as provided in the Lease; and

        WHEREAS, the Lessee desires to lease additional portions of the Building beginning March 1, 1996; and

        WHEREAS, both parties to this agreement desire to change their respective responsibilities in regard to the removal of refuse from the Building; and

        WHEREAS, both parties to this agreement desire to set forth an understanding by which certain costs for reconstruction of a


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hallway are realized prior to the expiration of the Lease; and

        NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

        1. The foregoing preamble clauses are incorporated herein by reference thereto.

        2. In addition to the Premises, Lessee agrees to lease Suite "G" in the Building for a term commencing March 1, 1996 and expiring March 31, 1997 on the same terms and conditions as contained in the Lease except as modified hereinafter. The Suite "G" is more particularly described on Exhibit "A".

        3. Lessor and Lessee agree that Lessee shall be responsible for contracting for and payment of all costs related to the removal of all solid waste from the Building by a refuse removal firm. Such removal firm shall be a company that abides by all applicable federal, state and local laws as regards the disposal of solid waste. Lessor's janitorial contractor, who is responsible for janitorial services within the building, shall be permitted to dispose of the solid waste material, which it collects pursuant to its contractual responsibility, into containers supplied by Lessee's refuse removal firm at no additional cost to Lessor or its janitorial contractor. Lessee's responsibility for contracting with a solid waste refuse removal firm shall commence February 1, 1996. Effective February 1, 1996, Lessor agrees to reduce Lessee's monthly rental payment to Lessor by the sum of $225.00 for the remainder of the initial term of the Lease in recognition of Lessee's contracting for the removal of solid waste from the Building. In the event that the responsibility for contracting for the removal of solid refuse


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shall revert to Lessor, then Lessee's monthly rental payment shall be increased by the sum of $225.00 in recognition of the change in responsibility for said service.

        4. As rental, ("Base Rent"), for Suite "G", Lessee shall pay to Lessor beginning March 1, 1996 and continuing on the first business day of each successive calendar month, in advance and without demand, deduction, or set-off, together with any escalations of rent provided in the Lease, the following sums:

     a) For the period beginning March 1, 1996 and ending March 31, 1996, the sum of SIX THOUSAND SEVEN HUNDRED FORTY-FIVE AND 00/100 DOLLARS ($6,745.00); and

     b) For the period beginning April 1, 1996 and ending March 31, 1997, SEVEN THOUSAND THREE HUNDRED TWO AND 00/100 DOLLARS ($7,302.00).

        5. Lessee shall take possession of Suite "G" on an "as is" basis. Any and all leasehold improvements performed within such additional space shall be made at Lessee's expense and subject to the provisions contained within the Lease.

        6. Lessor and Lessee agree to enter into an amendment to the Lease for the purpose of setting forth the manner in which Lessee shall reimburse Lessor for the cost of reconstruction of a certain hallway and related improvements thereto such as but not limited to the following: lights and related switches, heating and air conditioning ducts, walls and related finish treatment, floor covering, ceiling, and emergency exit lights and signage. Lessee, may at its discretion, elect to reimburse Lessor in one total payment or through monthly payments over the remaining months of the initial term of the Lease. Lessee agrees to

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utilize the services of WILCA Corporation in determining the total reasonable cost to reconstruct said hallway. The location of the hallway to be reconstructed is shown as Exhibit "B".

        7. Except as amended hereby, all other terms and conditions of the Lease shall remain unchanged and in full force and effect.


        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment of Lease to be duly executed the day and year first above written.


                                           REGIONAL INDUSTRIAL DEVELOPMENT
                                           CORPORATION OF SOUTHWESTERN
                                           PENNSYLVANIA

Attest:

/s/ COLLEEN B. POREMSKI                    By:  /s/ FRANK BROOKS ROBINSON
- -------------------------------                 -----------------------------
           Secretary                                    President

(Corporate Seal)


Attest:                                    FORE SYSTEMS INCORPORATED

/s/ LISA DORSCH                            By: /s/ THOMAS J. GILL
- -------------------------------                -------------------------------
Title: Administrative Assistant                Title:  Thomas J. Gill
                                                       V.P. Finance,
                                                       CFO & Treasurer
(Corporate Seal)


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                                                                     EXHIBIT A


                        DIAGRAM OF RIDC THORNHILL PLACE

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                                                                     EXHIBIT B


                        DIAGRAM OF RIDC THORNHILL PLACE